EXHIBIT 99

Ardent Health announces definitive agreement to acquire Boone Health

•Expands Ardent’s footprint into an attractive mid-sized Missouri market with a scaled health system that generates ~$480 million of annual revenue1

•Provides $200 million capital commitment over 10 years to expand access, invest in facilities and technology, and recruit physicians to Mid-Missouri

•Transaction expected to deliver 6-8% accretion in year three to Ardent’s Adjusted EBITDA

•Ardent management to host conference call at 5 p.m. Eastern Time today, November 12, 2026, to discuss details of the transaction

BRENTWOOD, Tenn. and COLUMBIA, Mo. (November 12, 2026) – Ardent Health (NYSE: ARDT), a leading provider of healthcare in growing mid-sized urban communities across the U.S., today announced a definitive agreement to acquire Boone Health, a not-for-profit health system based in Columbia, Missouri, for a purchase price of $47 million in cash. The acquisition will include the 392-bed Boone Hospital Center, Boone Health Medical Group, 19 sites of care, related ancillary services and associated real estate. The transaction is expected to close in the first quarter of 2027, subject to customary closing conditions.

Boone Health has served patients across Columbia and Mid-Missouri for more than 100 years and has operated as an independent system since 2021, building a strong reputation for clinical quality and patient care. In 2025, the Boone Health Board of Trustees and Board of Directors announced a search for a strategic partner that could provide additional capital and resources to support the system's continued growth. Ardent was selected after a comprehensive evaluation process led by an independent advisory firm.

"Boone Health has built an outstanding reputation for quality, nursing excellence, patient care and outcomes, and we are honored its Board of Trustees and Board of Directors selected Ardent as its partner for the future," said Dave Caspers, president and chief executive officer of Ardent Health. "This agreement advances our disciplined capital allocation strategy and provides a significant opportunity to expand patient access, strengthen specialty services and invest in care delivery. We are committed to investing in Boone Health’s facilities, technology and people so the organization can continue delivering high-quality healthcare to residents of Columbia and the 26 counties of Mid-Missouri for generations to come."

"Boone Health has been a cornerstone of care in Columbia and Mid-Missouri for more than a century," said Jerry Kennett, MD, chair of the Boone Health Board of Trustees. "In Ardent, we identified a partner that supports our mission, respects our culture and can accelerate our vision without compromising what makes Boone Health special. Following a thoughtful review, the Board is confident Ardent is the right long-term partner for Boone Health. This agreement protects what our community has built while giving Boone Health the resources it needs to grow."

1 For the year ended December 31, 2025

Key commitments under the agreement include:

•A $200 million capital commitment over 10 years to fund equipment, facility renovations, new facilities and services, physician recruitment and information systems, with emergency department expansion and operating room modernization among the near-term priorities.
•A commitment to maintain Boone Health's essential hospital services with a focus on strengthening its role as a regional referral center.
•Continued employment for all active Boone Health employees, physicians and advanced practice providers in good standing.
•Establishment of a local advisory board for Boone Hospital Center, ensuring Columbia and Mid-Missouri stakeholders have an ongoing role in the hospital's operations.
•Continuation of Boone Hospital’s existing charity care policy.

Together, these commitments are designed to help Boone Health build on its strong foundation while positioning the system for its next chapter of growth. They also reflect Ardent’s strong history of investing in the communities it serves. Beyond capital, Ardent brings systemwide quality and safety programs, technology and IT infrastructure, physician recruiting support, and operating expertise that can help Boone Health strengthen specialty services, expand access and support local care teams. Since 2003, Ardent has invested over $2 billion in its hospitals and health systems to strengthen care and improve outcomes. Ardent facilities consistently achieve high performance across clinical and safety measures, exceeding national benchmarks on key quality indicators including sepsis care, hospital-acquired infections and serious safety events.

"Ardent's track record of investing in community-based health systems, maintaining strong quality and expanding access aligned with our long-term vision for this organization," said Brady Dubois, chief executive officer of Boone Health. "This partnership will allow us to build on our strengths, invest in new services and continue delivering the high-quality care our community has come to expect from Boone Health."

Compelling Strategic Rationale
The transaction aligns with Ardent’s disciplined growth strategy while also creating opportunities to strengthen Boone Health’s role in the region, expand access to care and support long-term value creation.

•Expands Ardent’s reach in growing mid-sized markets, establishing a presence in Missouri and strengthening its footprint across the South and Midwest. Boone Health’s 26-county service area and the region’s growing population provide a strong foundation for continued growth and expansion.
•Advances Ardent’s strategy of partnering with respected, high-performing health systems. Boone Health brings strong clinical quality and an established regional referral network.
•Maintains strong mission and cultural fit, grounded in a shared commitment to high-quality patient care, community investment and expanding access, provides a strong foundation for a successful partnership.
•Provides greater revenue diversification and enhanced scale.
•Provides multiple opportunities to leverage Ardent’s scale, platform and operational excellence to generate integration synergies, which are expected to reach at least $30 million in year three.
•Expected to be modestly accretive to Adjusted EBITDA in year one, increasing to 6-8% accretion in year three.

Ardent and Boone Health will continue to operate as separate organizations until the transaction closes, with no immediate changes to patient care, employee roles or day-to-day operations.

Conference Call and Webcast

Ardent Health will host a conference call to discuss the acquisition on November 12, 2026, at 5 p.m. Eastern Time. A webcast of the conference call will be available in the Investor Relations section of the Ardent website at ir.ardenthealth.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

An investor presentation of the transaction can also be accessed via Ardent’s website referenced above.

To participate in the live teleconference:
United States Live: 1-833-461-5787
International Live: 1-585-542-9983
Access Code: 568 077 191

To listen to a replay of the teleconference, which will be available through November 26, 2026:
United States Replay: 1-833-309-1852
International Replay: 1-929-828-5978
Access Code: 568 077 191

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About Ardent Health
Ardent Health (NYSE: ARDT) is a leading provider of healthcare in growing mid-sized urban communities across the U.S. The Company delivers care through its subsidiaries, which include 30 acute care hospitals and more than 280 sites of care with over 2,000 employed and affiliated providers across six states. Anchored by a shared operating model and a commitment to investing in innovative services and technologies that improve quality, access and experience, Ardent is focused on delivering strong clinical outcomes and improving the health of the patients and communities it serves.

About Boone Health
Boone Health is a locally governed, not-for-profit health system based in Columbia, Missouri, serving patients across 26 Mid-Missouri counties. It is anchored by Boone Hospital Center, a 392-bed regional referral hospital, along with physician clinics, outpatient services and other care sites. With strengths in cardiology, neurology, oncology, orthopedics, surgical and obstetrical services, Boone Health employs more than 2,000 staff and 350 physicians on its medical staff. Boone Hospital has consistently been ranked by outside organizations as the top hospital in the region for patient quality and outcomes, and one of the top hospitals in the state recommended by patients. Boone Health has been ranked as the top Mid-Missouri employer. These rankings come from many organizations including Forbes, Becker’s and U.S. News & World Report.

Forward-Looking Statements
This press release contains certain "forward-looking statements," as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to the pending acquisition of Boone Health, our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "could," "would," "will," "may," "can," "continue," "potential," "should" and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: (i) the risk that the potential transaction may not be completed in a timely manner or at all, including the risk that required regulatory and other approvals and consents are not obtained, are delayed, or are obtained subject to conditions that are not anticipated; (ii) the failure to satisfy other closing conditions to the transaction; (iii) uncertainty as to the timing of completion of the acquisition; (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; (v) the inability to integrate and/or realize the benefits of the acquisition, including expected synergies; (vi) the ability of the Company to execute on its strategy and achieve its goals and other expectations after completion of the acquisition; (vii) the potential adverse effect of the announcement or pendency of the acquisition on the market price of, or trading in, the Company’s securities and on the Company's business relationships, operating results, and business generally; (viii) risks related to diverting management's attention from the Company's ongoing business operations; (ix) the risk that the proposed acquisition may involve unexpected costs, liabilities or delays; and (x) potential litigation relating to the transaction that could be instituted against the Company or its affiliates, officers, or directors, and the effects of any outcomes related thereto.

Investor contact:	Media contacts:
Dave Styblo, CFA	Rebecca Kirkham
investor.relations@ardenthealth.com	Ardent Health
(615) 296-3016	rebecca.kirkham@ardenthealth.com
(615) 296-3000

Christian Basi
Boone Health
christian.basi@boone.health
(573) 815-3514